Exhibit T3A-42.2

Form 25

REPUBLIC OF TRINIDAD AND TOBAGO

THE COMPANIES ACT, 1995

APPLICATION FOR NAME SEARCH AND NAME RESERVATION
Information MUST be typed or written in block letters.

Pleas read carefully ALL instructions at the back of this form before completing it.

1. Name of Applicant .... CAREN FRANCOIS...

Full Address ....# 3 MANNING STREET...

....DIEGO MARTIN..

Postal Address ....SAME AS ABOVE..
(if different
from above)..

Telephone No. ....633-9853.. APPROVED

App

2. Proposed Name......... DIGICEL (TRINIDAD & TOBAGO) LIMITED..........................

3. Alternative names (if any) in order of preference:

(a) ....N/A..

(b) ....N/A..

REGISTRAR GENERAL'S OFFICE
COMPANIES
26 JUN 2007
REGISTRY
TRINIDAD AND TOBAGO

3. Purpose of Name Search/Reservation (*Please tick appropriate box)*:

Incorporation
o Profit
o Non-profit
o Unlimited
o Public

√ Amalgamation
o Replacement of lost name reservation
o Other (*Please specify*)

o Extension

o Change of Name

REGISTERED

....

4. If for a change of name, state present name of company and registration number:

....

5. If for an amalgamation, state names of amalgamating companies and respective registration numbers:

BK104-462
...........DIGICEL (TRINIDAD & TOBAGO) LIMITED...COMPANY NUMBER....1127257.............

BK103-365
...........SITE ACQUISITION SERVICES LIMITED...COMPANY NUMBER...1122104.................

Signature of Applicant.......Caren Francois..

Dated the 25TH day of JUNE, 2007.

FOR OFFICIAL USE ONLY

Name reserve until (*specify date*)	For Register
o............ o............ o............ SEP. 25 2007 .... *Signature of authorized officer*	See attached letter if name not reserved

Date Received	Time Received	Application Received by	Application Checked by	Date Checked
26/06/07	11:05	[signature]	N.S	26/6/07

Approved DIGICEL (TRINIDAD & TOBAGO) LIMITED

DIGICEL (TRINIDAD & TOBAGO) LIMITED - DIGI4(95)

(1)

REPUBLIC OF TRINIDAD AND TOBAGO
Companies Regulations

FORM 14

JUN 23 2007
REGISTRAR GENERAL'S DEPT. TRINIDAD AND TOBAGO

THE COMPANIES ACT (CHAP 88:01)
(Section 225)

ARTICLES OF AMALGAMATION

1. Digicel (Trinidad ~~and~~ & Tobago) Limited — (Name of Company)
   ~~D-1604 (95)~~ D-2302 (95) A. — (Company No.)

2. Liability of Members

☑ Limited by Shares ☐ Limited by Guarantee ☐ Limited by Shares and Guarantee ☐ Unlimited

3. Is the Company a Public Company?
   ☐ Yes ☑ No

4. The classes of shares and any maximum number of shares in each class that the company is authorised to issue

Class of Shares	Number of Shares in Each Class
1. Ordinary	**Unlimited**
2. Preference	**Unlimited**

5. Restrictions, if any on share transfers or share ownership
   The annexed Schedule A is incorporated in this form

REGISTERED

6. Variation of Pre-emptive Rights
   The Annexed Schedule B is incorporated in this form

7. Restrictions, if any, on powers of directors to amend by-laws
   Not applicable

8. Number (or minimum and maximum number) of Directors
   The Company shall have a minimum of 2 and a maximum of 10

9. Restrictions, if any on business the Company may carry on
   Not applicable

10. Other provisions, if any
    The annexed Schedule C is incorporated in this form

11.	Names of Amalgamating Companies	Company Nos.
	Digicel Trinidad and Tobago Limited	**D 1604(95)**
	Site Acquisition Services Limited	**S-3688(95)**

12.

Date	Name and Title	Signature
27th June 2007	KEVIN WHITE CHIEF EXECUTIVE OFFICER	Ken White

FORM 14

THE COMPANIES ACT (CHAP 88:01)
(Section 225)

ARTICLES OF AMALGAMATION

DIGICEL (TRINIDAD & ~~AND~~ TOBAGO) LIMITED
ITEM 5: SCHEDULE "A"

RESTRICTIONS ON SHARE TRANSFERS OR SHARE OWNERSHIP

1. No member shall be entitled to transfer any share otherwise than in accordance with the following provisions:
   a. A member desirous of selling his shares or any of them (hereinafter called "the Selling Member" shall give notice in writing (hereinafter called "the Notice of Sale") to the Company containing an offer to sell the same, and stating the number and class of shares which he desires to sell and the Notice of Sale shall constitute the Company his agent for the sale of the shares therein mentioned to any member or members at a price to be fixed by the Selling Member (hereinafter called "the prescribed price"). A Notice of Sale once given shall not be revocable except with the consent of the directors.
   b. The shares specified in any Notice of Sale given to the company as aforesaid shall be offered by the Company in the first place to the members, other then the Selling Member in proportion to the existing shares held by them respectively and the offer shall in each case limit the times within which the same, if not accepted will be deemed to be declined, and may notify the member who desires an allotment of shares in excess of his proportion that he should in his reply state how many excess shares he desires to have and if all the members do not claim their proportion the unclaimed shares shall be used for satisfying the claims in excess. If any shares shall not be capable without fractions of being offered to the members in proportion to the existing holdings the same shall be offered to members or some of them in such proportion or in such manner as may be determined by lots drawn under the direction of the directors.
   c. If the Company shall within the space of twenty-eight days after being served with a Notice of Sale, find a member or members willing to purchase the shares specified in such Notice of Sale or any of them at the prescribed price and shall give notice thereof to the Selling Member, he shall be bound upon payment to the prescribed price to transfer such shares or any one or more of them to the member of members willing to purchase.
   d. If within twenty-eight days after the service of the Notice of Sale on the Company the Selling Member shall not receive notice that his offer to sell has been accepted on behalf of some member or members of the Company, he may within thirty-days afterwards (but subject to Clause 2 hereof) sell or dispose of the shares referred to in such Notice of Sale, or so many of them as shall not have been agreed to be purchased by a member or members of the Company to any other person. The price to be paid for the shares hall not be less then the price fixed by the Selling Member in his notice to the Company under Clause 19(a) hereof..

THE COMPANIES ACT (CHAP 88:01)
(Section 225)

ARTICLES OF AMALGAMATION

DIGICEL TRINIDAD AND TOBAGO LIMITED
ITEM 5: SCHEDULE "A"
Page 2

e. If in any case the Selling Member, after having become bound as aforesaid makes default in transferring the shares, the Company may receive the purchase money, and the Selling Member shall be deemed to have appointed any one director or the secretary of the Company as his agent to execute a transfer of the shares to the purchasing member, and upon the execution of such transfer to the Company shall hold the purchase money in trust for the Selling Member. The receipt of the Company for the purchase money shall be a good discharge to the purchasing member, and after his name has been entered in the Register in the purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

f. For the purpose of giving effect to any sale pursuant to the foregoing provisions the directors may authorise some person to transfer the shares so sold to the purchaser thereof.

2. The directors shall refuse to register any transfer of shares made or expressed to be made in contravention of the provisions of the last preceding Clause and they may refuse to register any transfer of shares whereon the Company has a lien and, subject to the provisions of these presents they may, in their absolute discretion, and without being bound to specify any grounds therefore, decline to register any transfers of shares to a person, not being a member, of whom they shall not approve. The directors may also decline to recognise any instrument of transfer unless the instrument of transfer is accompanied by a Certificate of the Shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer. If the directors refuse or decline to register a transfer of any shares they shall on demand return the instrument of the transfer to the person depositing same.
3. On the death of any member (not being one of two or more joint holders of a share) the legal personal representative of such deceased member shall be the only persons recognised by the Company as having any title to the share or share registered in his name.
4. Any person becoming entitled to shares in consequence of the death or bankruptcy of any member, any committee of a lunatic member, and any legal guardian of an infant member, upon producing such evidence that he sustains the character in respect of which he proposes to act under this Clause or of his title as the directors think sufficient, may, subject to the provisions hereinbefore contained with the consent of the directors (which they shall not be under any obligation to give) himself be registered or have some person or persons named by him registered as a member in respect of such shares or may, subject to the regulations as to the transfers hereinbefore contained, transfer such shares.

REGISTERED

Date	Name and Title	Signature
27th June 2007	Kevin White Chief Executive Officer	K. White

THE COMPANIES ACT (CHAP 88:01)
(Section 225)

ARTICLES OF AMALGAMATION

DIGICEL (TRINIDAD ~~AND~~ & TOBAGO) LIMITED

ITEM 6: SCHEDULE "B" VARIATION OF PRE-EMPTIVE RIGHTS

The Company may, at any general meeting at which shares are being issued, direct that the new shares or any of them shall be offered in the first instance either to all or any class of shareholders of the Company for the time being in such proportion as the general meeting shall direct or give any other directions as to the issue of the new shares. In default of any such directions or so far as the same shall not extend, the new shares shall be at the disposal of the directors to allot the same to such persons and subject to such terms and they think fit.

REGISTERED

Date	Name and Title	Signature
27th June 2007	KEVIN WHITE CHIEF EXECUTIVE OFFICER	Ken White

THE COMPANIES ACT (CHAP 88:01)
(Section 225)

ARTICLES OF AMALGAMATION

DIGICEL (TRINIDAD & ~~AND~~ TOBAGO) LIMITED
ITEM 10: SCHEDULE "C" OTHER PROVISIONS

LIEN FOR INDEBTEDNESS
The Company shall have a first and paramount lien on every share and on the proceeds of sale thereof for any debt or other liability due to the Company by the holder thereof or his estate solely or jointly with any other person but the directors may at any time declare any share to be wholly or in part exempt from the lien hereby created. The Company's lien (if any) on a share shall extend to all dividends payable thereon and any other rights attaching thereto. Unless otherwise agreed the registration of a transfer of shares shall operate as a waiver of the Company's lien, if any, on such shares.

VOTES AT SHAREHOLDERS' MEETINGS
At any meeting of shareholders every question shall unless, otherwise required by the By-laws or by law be determined, by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall have a second or casting vote.

PLACE OF SHAREHODERS MEETINGS
Meetings of shareholders shall be held at any place within or outside of Trinidad and Tobago as the directors may determine.

FILLING OF VACANCIES AMONG DIRECTORS
The directors shall have power at any time and from time to time to appoint any other person who is approved by all the directors to be a director of the Company, either to fill a casual vacancy or as an addition to the Board, but so that the total number of directors shall not at any time exceed the maximum number of fixed as hereinbefore mentioned. Any director so appointed shall hold office only until the conclusion of the next following Ordinary General Meeting, when he shall retire, but shall be eligible for re-election.

Date	Name and Title	Signature
24th June 2007	KEVIN WHITE CHIEF EXECUTIVE OFFICER	Ken White

REGISTERED

REPUBLIC OF TRINIDAD AND TOBAGO (2)

IN THE MATER OF
Subsection 225(2) of the Companies Act (Chap 81:01)

TRINIDAD AND TOBAGO
JUN 23 2007
REGISTRAR GENERAL'S DEPT.

And

The Amalgamation (the Amalgamation) of
Digicel Trinidad and Tobago Limited (D 1604(95)
And
Site Acquisition Services Limited (S-3688(95)

I, Kevin White, of 84 Columbus Circle Westmoorings-by-the-Sea, Diego Martin, SOLEMNLY DECLARE THAT:

1. I am a Director of Digicel Trinidad and Tobago Limited and as such have knowledge of the matters herein declared.
2. I have conducted such examinations of the books and records of the Company and have made such other inquiries and investigations as I have considered necessary or advisable to enable me to make the declaration set out in paragraph 3.
3. There are reasonable grounds for believing that:
   a. The Company is and the company (the Amalgamated Company) continuing from the Amalgamation will be able pay its liabilities as they become due;
   b. The realizable value the Amalgamated Company's assets will not be less then the aggregate of its liabilities and the stated capital of all classes; and
   c. No creditor of the Company will be prejudiced by the Amalgamation.

I MAKE THIS SOLEMN DECLARATION conscientiously believing it to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Statutory Declarations Act (Chap 7:04)

Kevin White

Kevin White

REGISTERED

DECALRED BEFORE ME
at 19 St. Vincent Street
Port of Spain this 22
day of ~~May~~ June 2007

GEORGE OLIVER
Commissioner Of Affidavits

Commissioner of Affidavits

(3)

"A"

This is the Declaration marked "A" referred to in the Notarial Certificate dated this _________day of_______________ 2007

Notary Public

TRINIDAD AND TOBAGO
JUN 23 2007
REGISTRAR GENERAL'S DEPT.

REPUBLIC OF TRINIDAD AND TOBAGO

IN THE MATER OF
Subsection 225(2) of the Companies Act (Chap 81:01)
And
The Amalgamation (the Amalgamation) of

Digicel (Trinidad and Tobago) Limited (D 1604(95)
And
Site Acquisition Services Limited (S-3688(95)

I, Denis O'Brien of No.10 Parque Atlantico, Rua Atlantico, Quinta do lago, Algarve, Portugal SOLEMNLY DECLARE THAT:

1. I am a Director of Site Acquisition Services Limited and as such have knowledge of the matters herein declared.
2. I have conducted such examinations of the books and records of the Company and have made such other inquiries and investigations as I have considered necessary or advisable to enable me to make the declaration set out in paragraph 3.
3. There are reasonable grounds for believing that:
   a. The Company is and the company (the Amalgamated Company) continuing from the Amalgamation will be able pay its liabilities as they become due;
   b. The realizable value the Amalgamated Company's assets will not be less then the aggregate of its liabilities and the stated capital of all classes; and
   c. No creditor of the Company will be prejudiced by the Amalgamation.

I MAKE THIS SOLEMN DECLARATION conscientiously believing it to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Statutory Declarations Act (Chap 7:04)

REGISTERED

Denis O'Brien

DECLARED BEFORE ME
at

this……..day of May 2007

Notary Public

ANTOINETTE JONES
Notary Public, State of New York
No. 01JO6067458
Qualified in Queens County
Certificated Filed in New York County
Commission Expires Dec. 10, 2009

NOTARIAL CERTIFICATE

TRINIDAD AND TOBAGO
JUN 23 2007
REGISTRAR GENERAL'S DEPT.

TO ALL TO WHOM THESE PRESENTS SHALL COME

I, ..ANTOINETTE..JONES..........

Notary Public, duly authorised, admitted, sworn and practising at .450..LEXINGTON..AVE......

DO HEREBY CERTIFY that on the day of the date hereof,...

the person named and described in the Declaration hereto annexed and marked "A" personally came and appeared before me and he/she solemnly and sincerely affirmed and declared to be true the several matters and things mentioned and contained in the said annexed Declaration.

IN FAITH AND TESTIMONY WHEREOF I have hereunto set my hand and affixed my Seal of Office and have caused the Declaration marked "A" to be hereunto annexed.

REGISTERED

DATED at..................................

....

....

this.........day of.............Two Thousand and Seven.

Antoinette Jones

NOTARY PUBLIC

ANTOINETTE JONES
Notary Public, State of New York
No. 01JO6067458
Qualified in Queens County
Certificated Filed in New York County
Commission Expires Dec. 10, 2009

(4)

UNANIMIOUS WRITTEN RESOLUTION OF THE MEMBERS
OF
DIGICEL (TRINIDAD & TOBAGO) LIMITED
(Company No D.1604 (95) the "First Subsidiary")

The undersigned, being the members of **DIGICEL (TRINIDAD & TOBAGO) LIMITED** ("the First Subsidiary"), adopt the following Resolution by unanimous written consent without a meeting.

WHEREAS Section 224 of the Companies Act Chap 81:01, (the Act) permits that two or more wholly owned subsidiaries of the same holding company may amalgamate and continue as one company without complying with sections 221 and 222 of the Act;

AND WHEREAS Digicel (Trinidad & Tobago) Limited ("the First Subsidiary") and the Second Subsidiary are both wholly owned subsidiaries of Digicel Trinidad and Tobago International Finance Limited ("the Holding Company");

AND WHEREAS it is considered desirable and in the best interests of the First and Second Subsidiaries that they amalgamate and continue as one company pursuant to section 224 of the Act;

The Undersigned being the directors of the Holding Company, pursuant to subsection 86(1) of the Act, by their signatures hereby pass the following resolutions:

NOW THEREFORE BE IT RESOLVED THAT

1. the Amalgamation (the Amalgamation) of the First and Second Subsidiaries pursuant to the provisions of subsection 224 of the Act, be and the same is hereby approved;

REGISTERED

2. upon the Amalgamation becoming effective, all the shares (whether issued or unissued) of the Second Subsidiary shall be cancelled without any repayment of capital in respect thereof;

3. the articles of amalgamation of the company ("the Amalgamated Company") continuing from the Amalgamation shall be the same as the articles of the First Subsidiary;

4. the stated capital of the Second Subsidiary whose shares shall be cancelled shall be added to the stated capital of the First Subsidiary whose shares shall not be cancelled.

5. upon the Amalgamation becoming effective, the by-laws of the First Subsidiary as in effect immediately prior to the Amalgamation shall be the by-laws of the Amalgamated Company;

6. no securities shall be issued and no assets shall be distributed by the Amalgamated Company in connection with the Amalgamation; and

7. any director or officer of the First Subsidiary is hereby authorized and directed, for and in the name of and on behalf of the First Subsidiary to execute (whether under the corporate seal of the First Subsidiary or otherwise) and deliver all such

agreements, instruments, certificates and other documents and to do all such other acts and things as such director or officer may determine to be necessary or advisable in connection with the Amalgamation, including the execution and delivery to the Registrar appointed under the Act of articles of amalgamation in the prescribed form in respect of the Amalgamation, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

SO RESOLVED by **UNANIMOUS RESOLUTION IN WRITING** of the members of the First Subsidiary this 27th day of June, 2007.

Denis O'Brien – Director

Lucy Gaffney – Director

Leslie Francis Buckley – Director

Colm Delves – Director

Michael Anthony Fifi – Director

Geoffrey Leid – Director

REGISTERED

Paul Mouttet – Director

Sandra Welch-Farrell – Director

Kevin White – Director

(5)

UNANIMIOUS WRITTEN RESOLUTION OF THE MEMBERS OF SITE ACQUISITION SERVICES LIMITED Company No. S-3688(95) ("the Second Subsidiary")

AMALGAMATION WITH DIGICEL (TRINIDAD AND TOBAGO LIMITED) Company No. D 1604(95)

The undersigned, being the members of **SITE ACQUISITION SERVICES LIMITED Company No. S-3688(95)** ("the Second Subsidiary"), adopt the following Resolution by unanimous written consent without a meeting.

WHEREAS Section 224 of the Companies Act Chap 81:01, (the Act) permits that two or more wholly owned subsidiaries of the same holding company may amalgamate and continue as one company without complying with sections 221 and 222 of the Act;

AND WHEREAS Digicel (Trinidad & Tobago) Limited ("the First Subsidiary") and the Second Subsidiary are both wholly owned subsidiaries of Digicel Trinidad and Tobago International Finance Limited ("the Holding Company");

AND WHEREAS it is considered desirable and in the best interests of the First and Second Subsidiaries that they amalgamate and continue as one company pursuant to section 224 of the Act;

The Undersigned being the directors of the Second Subsidiary, pursuant to subsection 86(1) of the Act, by their signatures hereby pass the following resolutions:

REGISTERED

NOW THEREFORE BE IT RESOLVED THAT

1. the Amalgamation (the Amalgamation) of the First and Second Subsidiaries pursuant to the provisions of subsection 224 of the Act, be and the same is hereby approved;

2. upon the Amalgamation becoming effective, all the shares (whether issued or unissued) of the Second Subsidiary shall be cancelled without any repayment of capital in respect thereof;

3. the articles of amalgamation of the company ("the Amalgamated Company") continuing from the Amalgamation shall be the same as the articles of the First Subsidiary;

4. the stated capital of the Second Subsidiary whose shares shall be cancelled shall be added to the stated capital of the First Subsidiary whose shares shall not be cancelled.

5. upon the Amalgamation becoming effective, the by-laws of the First Subsidiary as in effect immediately prior to the Amalgamation shall be the by-laws of the Amalgamated Company;

6. no securities shall be issued and no assets shall be distributed by the Amalgamated Company in connection with the Amalgamation; and

7. any director or officer of the Second Subsidiary is hereby authorized and directed, for and in the name of and on behalf of the Second Subsidiary to execute (whether under the corporate seal of the Second Subsidiary or otherwise) and deliver all such agreements, instruments, certificates and other documents and to do all such other acts and things as such director or officer may determine to be necessary or advisable in connection with the Amalgamation, including the execution and delivery to the Registrar appointed under the Act of articles of amalgamation in the prescribed form in respect of the Amalgamation, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

SO RESOLVED by **UNANIMOUS RESOLUTION IN WRITING** of the members of the Second Subsidiary this 8th day of June, 2007.

Denis John O'Brien – Director

Lucy Gaffney – Director

Leslie Francis Buckley – Director

Colm Delves - Director

REPUBLIC OF TRINIDAD AND TOBAGO (6) FORM 8

THE COMPANIES ACT, 1995

(Sections 71 and 79)

NOTICE OF DIRECTORS

OR

NOTICE OF CHANGE OF DIRECTORS

TRINIDAD AND TOBAGO JUN 28 2007 REGISTRAR GENERAL'S DEPT

Digicel (Trinidad ~~and~~ & Tobago) Limited 2302 (95) A ~~D-1604 (95)~~

1. Name of Company 2. Company No.

3. Notice is given that on the 27th day of June 2007 the following person(s) was/were appointed director(s):

Name	Address	Occupation
THE ANNEXED SCHEDULE A	IS INCORPORATED IN THIS	FORM

4. Notice is given that on the _______ day of _____________________, the following person(s) ceased to hold office as director(s)

Name	Address
NOT APPLICABLE	

REGISTERED

5. The directors of the company as of this date are:

Name	Address	Occupation
THE ANNEXED SCHEDULE B	IS INCORPORATED IN THIS	FORM

6. Date	Name and Title	Signature
27th June 2007	HS Services Limited Assistant Secretary	H.S. SERVICES LIMITED By [signature] Name HELEN FORD Title Director SECRETARIES

FORM 8

REPUBLIC OF TRINIDAD AND TOBAGO

THE COMPANIES ACT, 1995

(Sections 71 and 79)

NOTICE OF DIRECTORS

OR

NOTICE OF CHANGE OF DIRECTORS

JUN 23 2007

REGISTRAR GENERAL'S DEPT. TRINIDAD AND TOBAGO

DIGICEL (TRINIDAD & TOBAGO) LIMITED

SCHEDULE A
ITEM 3

The Directors of the Company are:

NAME	ADDRESS	OTHER OCCUPATION
Denis John O'Brien	No. 10 Parque Atlantico Rua Atlantico, Qunita do Lago, Algarve, Portugal	Chairman – Digicel Limited
Leslie Francis Buckley	5 Rocklands Balkey Co. Dublin Ireland	Director – Digicel Limited
Michael Anthony Fifi	28 Elizabeth Street, St. Clair	Chief Executive Officer- Home Construction Limited
Geoffrey Leid	112 Columbus Circle, Westmoorings-By-the-Sea, Diego Martin	Attorney-at-Law
Paul Mouttet	9B La Fontaine, Westmoorings-By-the-Sea, Diego Martin	Businessman
Lucy Gaffney	21 Alma Road, Monkstown, Co. Dublin	Businesswoman
Colm Delves	12 Kinsale Avenue Kingston 6 Jamaica	Chartered Accountant
Sandra Welch-Farrell	11 Gray Street, St Clair	Public Relations Consultant
Kevin White	84 Columbus Circle, Westmoorings-by-the-Sea Diego Martin	Chief Executive Officer-Digicel (Trinidad and Tobago) Limited

REGISTERED

H.S. SERVICES LIMITED
By [signature]
Name HELEN ROSS

Title Director
SECRETARIES

H.S. SERVICES LIMITED
ASSISTANT SECRETARY
DATED THIS 8TH DAY OF JUNE 2007

FORM 8

REPUBLIC OF TRINIDAD AND TOBAGO

THE COMPANIES ACT, 1995

(Sections 71 and 79)

JUN 23 2007

TRINIDAD AND TOBAGO REGISTRAR GENERAL'S DEPT.

NOTICE OF DIRECTORS

OR

NOTICE OF CHANGE OF DIRECTORS

DIGICEL (TRINIDAD & TOBAGO) LIMITED

SCHEDULE B
ITEM 5

REGISTERED

The Directors of the Company are:

NAME	ADDRESS	OTHER OCCUPATION
Denis John O'Brien	No. 10 Parque Atlantico Rua Atlantico, Qunita do Lago, Algarve, Portugal	Chairman – Digicel Limited
Leslie Francis Buckley	5 Rocklands Balkey Co. Dublin Ireland	Director – Digicel Limited
Michael Anthony Fifi	28 Elizabeth Street, St. Clair	Chief Executive Officer - Home Construction Limited
Geoffrey Leid	112 Columbus Circle, Westmoorings-By-the-Sea, Diego Martin	Attorney-at-Law
Paul Mouttet	9B La Fontaine, Westmoorings-By-the-Sea, Diego Martin	Businessman
Lucy Gaffney	21 Alma Road, Monkstown, Co. Dublin	Businesswoman
Colm Delves	12 Kinsale Avenue Kingston 6 Jamaica	Chartered Accountant
Sandra Welch-Farrell	11 Gray Street, St Clair	Public Relations Consultant
Kevin White	84 Columbus Circle, Westmoorings-by-the-Sea Diego Martin	Chief Executive Officer - Digicel (Trinidad and Tobago) Limited

H.S. SERVICES LIMITED
By [signature]
Name HELEN ROSS

Title Director
SECRETARIES

H.S. SERVICES LIMITED
ASSISTANT SECRETARY
DATED THIS 27th DAY OF JUNE 2007

FORM 4

REPUBLIC OF TRINIDAD AND TOBAGO

THE COMPANIES ACT, 1995

(Section 176(1) and (2))

NOTICE OF ADDRESS

OR

NOTICE OF CHANGE OF ADDRESS OF REGISTERED OFFICE

JUN 23 2007

1. **Digicel (Trinidad and Tobago) Limited**
Name of Company

2. **D. 1604(95).**
Company No.

3. Address of Registered Office
Third Floor
Ansa Centre
11C Maraval Road
Port of Spain
Trinidad

4. Mailing address

SAME AS ABOVE

REGISTERED

5. If change of address, give previous address of Registered Office and date of change.

NOT APPLICABLE

6. Date	Name and Title	Signature
27th June 2007	**HS Services Limited** **Assistant Secretary**	H.S. SERVICES LIMITED By [signature] Name HELEN ROSS Title Director SECRETARIES